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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (the "Agreement"), dated as of March 2, 1999 among Telecomunicaciones de Puerto Rico, Inc. (the "Corporation"), a Puerto Rico corporation, GTE Holdings (Puerto Rico) LLC, a limited liability company organized under the Laws of Delaware ("Purchaser"), GTE Corporation, a New York corporation ("GTE"), GTE International Telecommunications Incorporated, a Delaware corporation and sole shareholder of Purchaser ("Strategic Purchaser"), Popular, Inc. (together with Purchaser, GTE, and Strategic Purchaser the "Purchaser Group"), and Puerto Rico Telephone Authority ("PRTA"), a public corporation and government instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico"), and the Government Development Bank for Puerto Rico ("GDB").

                                   WITNESSETH

      WHEREAS, Strategic Purchaser, Purchaser, Puerto Rico Telephone Company, Inc., a Puerto Rico corporation ("PRTC"), and PRTA have entered into an Amended and Restated Stock Purchase Agreement, dated as of July 21, 1998 (as amended from time to time, the "Purchase Agreement"); and

      WHEREAS, members of the Purchaser Group and PRTA have substantial knowledge and expertise in the telecommunications industry and with respect to the Corporation and its

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subsidiaries and the Strategic Purchaser will obtain ongoing knowledge of the
Corporation and its subsidiaries in connection with the performance of its obligations under the Management Agreement, dated as of the date hereof, among the Corporation, PRTC and Strategic Purchaser (the "Management Agreement"); and

      WHEREAS, as a condition to Closing, the Purchase Agreement requires the parties hereto to enter into this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

      1. Definitions.

            1.1 General. Unless otherwise defined herein, each capitalized term used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

            1.2 "Affiliate" means, as to any Person (i) an entity at least a majority of the voting capital stock of which is owned directly or indirectly by such Person, (ii) an entity that directly or indirectly owns at least a majority of the voting capital stock of such Person, and (iii) an entity a majority of the voting capital stock of which is directly or indirectly owned by an entity of the type described in clause (ii) above.

      2. Non-Compete; Non-Disclosure.

            2.1 Restricted Activity. For the purposes of this Agreement, "Restricted Activity" means the development, acquisition, construction, management, ownership or operation of


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wireline or wireless telecommunications, data transmission or Internet related systems and businesses, and all service businesses directly related thereto, including the application for the development and acquisition of licenses, permits and authorizations as are necessary or appropriate for any of the foregoing, and which systems and businesses are primarily for service in or from Puerto Rico.

            2.2 Covenant Not to Compete.

                  (a) Each member of the Purchaser Group (other than Popular, Inc. in the case of Section 2.2(a)(i)), GDB and PRTA (each a "Restricted Party") agree that they shall not:

                        (i) Until the earlier to occur of the following: (x) the date when PRTA and any other Puerto Rico Entity ceases to continue to own or control, in the aggregate, at least 5% of the shares of capital stock of the Corporation, and (y) the later of (A) seven years and (B) one year after a sale of Shares by any Puerto Rico Entity in a public offering of Shares on behalf of any Puerto Rico Entity by the Corporation (the "Non-Competition Expiration Date"), engage, directly or indirectly, including without limitation through any Affiliate (other than the Corporation and its subsidiaries), in any manner (including, without limitation, as a shareholder, owner, investor, partner, joint venturer, independent contractor, consultant or advisor, or in any other capacity as principal or


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agent), in any Restricted Activity. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit (i) any member of the Purchaser Group and its Affiliates on the one hand and PRTA and its Affiliates on the other hand from acquiring as an investment not more than two percent (2%), in the aggregate, of the capital stock of a corporation engaged, directly or indirectly, in a Restricted Activity, whose stock is traded on a national securities exchange or over-the-counter; (ii) activities of GTE or its subsidiaries, divisions and Affiliates described on Schedule 1; (iii) activities of Puerto Rico Entities of the nature conducted on the date hereof (including ownership of interests in Telecomunicaciones Ultramarinas de Puerto Rico, Inc. and TLD) other than the provision of local telephone service or intra-island, national or international long distance telecommunication service, which activities are ancillary to the primary function of such entities; and private network services and activities among the Puerto Rico Entities; (iv) ownership of Shares of the Corporation; (v) the provision of services or technology to the Corporation and its subsidiaries pursuant to the Management Agreement, the U.S. Management Agreement, the Technology Transfer Agreement or similar agreements; or (vi) exercising any of its rights or complying with any of its obligations under the Shareholders Agreement or the Option Agreement; provided, however, that the


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foregoing shall not prohibit the provision of local telephone service or intra-island, national or international long distance service by TLD or the ownership of interests therein for so long as the Puerto Rico Entities do not increase their investment therein or control the management of TLD;

                        (ii) At any time prior to 180 days after consummation of the initial public offering or widely disseminated private placement by the Puerto Rico Entities or the Corporation of Shares, call upon or otherwise solicit any Person who is, at that time, a director, officer or key employee of the Corporation or its subsidiaries for the purpose or with the intent of enticing or otherwise influencing such employee away from or out of the employ of the Corporation or its subsidiaries other than by solicitations in newspapers or media made available to the general public.

                  (b) During the period specified in Section 4.10(b), (i) Popular, Inc. will comply with the requirements of the Bank Holding Company Act of 1956 restricting the non-banking activities of bank holding companies and shall comply with any restrictions imposed in respect of its investments or activities by applicable law, and (ii) in no event will Popular, Inc. make an investment in the equity of a company (other than the Corporation) engaged in providing substantial telecommunications services in Puerto Rico, except for investments of not more than


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2% of the equity of companies whose stock is traded on a national securities exchange or over the counter, or control the management of any business (other than the Corporation) with substantial telecommunications operations in Puerto Rico.

                  (c) It is agreed by the parties that the foregoing covenants in this Section 2 impose a reasonable restraint on each of the parties hereto in light of the activities and business of the Corporation and/or its Affiliates on the date of the execution of this Agreement.

            2.3 International and National Long Distance. Certain of the parties and TLD have entered into an Agreement and Release dated August 1, 1998 (the "Related Agreements"), with respect to the mutual waiver of non-competition covenants.

            2.4 Subsequent Acquisitions. The parties agree that the acquisition by a party or any of its Affiliates of an interest in any Person that would cause such party to be in breach of Section 2.2 will not be a breach if (i) such breach is waived by Purchaser and PRTA or (ii) immediately upon the consummation of such acquisition such party or Affiliate provides the Corporation with a written offer to sell the portion of the acquired Person relating to the Restricted Activity to the Corporation for the same price as the party or Affiliate paid for such competing business (including any cost of funds for acquiring such competing business). If the


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Corporation, acting through the disinterested directors of the Board of
Directors of the Corporation, does not accept such offer within 120 days of receiving the offer and if the Corporation has not arranged the financing thereof within 180 days of receiving the offer, the acquiring party or its Affiliate shall, except as provided in the following subsection, (A) promptly and in any event within one year after the consummation of the acquisition of such competing business dispose of such competing business to an unaffiliated third party and (B) during the time prior to the consummation of such sale, not act in any way that would be materially detrimental to the Corporation, such as sharing any confidential information of the Corporation or promote, conduct business or make investments in such competing business in a manner which would materially strengthen, improve or expand the competing activities of such competing business.

            2.5 Confidentiality.

                  (a) (i) All non-public documentation and information of the Purchaser Group (the "GTE Information") made available to the Corporation by the Purchaser Group in the course of performing their obligations under, or in connection with entering into, the Purchase Agreement and the documents to be entered into in connection therewith, shall be treated as strictly confidential by the Corporation, PRTA, their respective


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Affiliates and their personnel and any other Person who may have access to such
GTE Information, and such GTE Information shall not be disclosed to third parties without Strategic Purchaser's express written consent.

                        (ii) All non-public documentation and information of the Corporation, PRTA and their respective subsidiaries (the "Company Information") obtained by the Purchaser Group in the course of their performing their obligations under, or in connection with entering into, the Purchase Agreement shall be treated as strictly confidential by the Purchaser Group, their respective Affiliates and their personnel and any other Person who has had access to such Company Information through the Corporation, and such Company Information shall not be disclosed to third parties without the Corporation's and PRTA's express written consent, and all such Company Information shall continue to be owned by the Corporation; and

                  (b) In the event that any party or an Affiliate of any party is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any GTE Information or Company Information, as the case may be, the other party shall immediately be informed of the matter in advance. Only that portion of the GTE Information or Company Information, as the case may be, that is, upon the advice of


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counsel, legally required shall be furnished, and all reasonable efforts shall be made to obtain reliable assurance (in the form of a court order or other reasonable assurance) that, to the maximum extent possible under the circumstances, confidential treatment will be accorded to such portion of GTE Information or Company Information, as the case may be, required to be disclosed.

                  (c) The provisions of Sections 2.5(a) and (b) shall not apply to the provision by Popular, Inc. or its subsidiaries of GTE Information or Company Information to regulatory authorities having jurisdiction over it or its subsidiaries, to the extent required by law or regulation.

            2.6 Independence of Covenants. Each of the covenants in this Section 2 shall be construed as an agreement independent of any other provision of this Agreement or the Purchase Agreement, and the existence of any claim or cause of action by any Restricted Party against the Corporation or any other party hereto, whether predicated on this Agreement or the Purchase Agreement, or otherwise, shall not constitute a defense to the enforcement by any other party of such covenants. The covenants contained in this Section 2 shall not be affected by any breach of any other provision hereof by any party hereto.


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      3. Representations and Warranties.

            3.1 Due Authorization, Etc.

                  (a) Each of the parties hereto represents and warrants to each other that: (i) it has full right, power and authority to execute, deliver and perform this Agreement; (ii) all actions necessary or required to be taken by or on its part to execute, deliver and perform this Agreement have been duly authorized and approved by all necessary or required corporate action and have been validly taken; and (iii) this Agreement has been duly executed and delivered by it and is a valid and binding agreement enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (b) PRTA shall not be liable for any independent conduct of other Puerto Rico Entities (excluding GDB) which violates the terms and conditions hereof.

            3.2 Covenants. Each party agrees to comply with the provisions of this Agreement and agrees, to the extent within its power, to cause the Corporation and its subsidiaries to comply with its obligations hereunder.

            3.3 Purchaser. Any representation, warranty, covenant or agreement contained in this Agreement made by


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Purchaser is also made by Strategic Purchaser on behalf of Purchaser.

      4. General Provisions.

            4.1 Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person, sent by telefax transmission or mailed by certified mail, return receipt requested, to the parties at the following addresses or telefax numbers (or at such other address or telefax number as a party may specify by notice to the others):

            If to the Corporation at:

                  Telecomunicaciones de Puerto Rico, Inc.
                  1515 Franklin D. Roosevelt Avenue
                  12th Floor
                  Guaynabo, Puerto Rico 00968
                  Telephone: (787) 793-1818
                  Telecopy:  (787) 792-9830
                  Attention: President

            with a copy to:

                  GTE International Telecommunications Incorporated 5221 North O'Connor Boulevard
                  Irving, Texas 75039
                  Telephone: (972) 718-5000
                  Telecopy:  (972) 718-2916
                  Attention: Fares Salloum

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, New York  10178-0061
                  Telephone: (212) 696-6000
                  Telecopy:  (212) 697-1559
                  Attention: Matias A. Vega


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            If to PRTA, at:
                  Puerto Rico Telephone Authority
                  c/o Government Development Bank
                      for Puerto Rico
                  Minillas Government Center
                  San Juan, Puerto Rico 00940
                  Telephone: (787) 722-8460
                  Telecopy:  (787) 721-1443
                  Attention: President

            with a copy to:

                  Pietrantoni, Mendez & Alvarez
                  Banco Popular Center
                  Suite 1901
                  209 Munoz Rivera Avenue
                  San Juan, Puerto Rico 00918
                  Telephone: (787) 274-4912
                  Telecopy:  (787) 274-1470
                  Attention: Manuel R. Pietrantoni

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  1333 New Hampshire Avenue, N.W.
                  Suite 400
                  Washington, D.C. 20036
                  Telephone: (202) 887-4000
                  Telecopy:  (202) 887-4288
                  Attention: Russell W. Parks, Jr.

            If to GTE, Purchaser or Strategic Purchaser, at:

                  GTE International Telecommunications Incorporated 5221 North O'Connor Boulevard
                  Irving, Texas  75039
                  Telephone: (972) 718-5000
                  Telecopy:  (972) 718-2916
                  Attention: Fares Salloum

            with a copy to:

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, New York  10178-0061
                  Telephone: (212) 696-6000
                  Telecopy:  (212) 697-1559
                  Attention: Matias A. Vega


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            If to Popular, Inc., at:

                  209 Munoz Rivera Avenue
                  Hato Rey, Puerto Rico 00918
                  Telephone: (787) 765-9800
                  Telecopy:  (787) 756-3983
                  Attention: Carlos J. Vazquez

            with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Telephone: (212) 558-4000
                  Telecopy:  (212) 558-3588
                  Attention: Donald J. Toumey

            4.2 No Waiver. No waiver of any provision of this Agreement in any instance shall be, or for any purpose be deemed to be, a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

            4.3 Agreement to Perform Necessary Acts. Each party hereto and its successors and assigns shall perform any further acts and execute and deliver any documents or procure any court order which may reasonably be necessary to carry out the provisions of this Agreement.

            4.4 Modification. No provision of this Agreement may be amended, modified or waived without the written approval of the parties hereto.

            4.5 Counterparts. This Agreement may be executed in multiple counterparts, subject to the execution of at least one of such counterparts by each of the parties hereto.


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            4.6 Severability. Every provision of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement.

            4.7 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and understanding with respect to the subject matter hereof and supersedes any and all prior and contemporary agreements and understandings. To the extent this Agreement and the Related Agreements are inconsistent with any provisions of any other agreements entered into among or between any of the parties hereto, the provisions of this Agreement and the Related Agreements (as in effect on the date hereof) shall govern.

            4.8 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Puerto Rico.

            4.9 Headings. The headings of the several articles and sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

            4.10 Termination.

                  (a) This Agreement shall terminate on the first anniversary after the date on which the Puerto Rico Entities no


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longer continue to own, in the aggregate, 5% of the outstanding Shares of the
Corporation, or, if earlier, on the tenth anniversary of this Agreement. The provisions of Section 2.5 and this Section 4.10 shall survive for two (2) years after termination of this Agreement.

                  (b) The obligations of any party other than the Corporation, GTE, Strategic Purchaser and Purchaser and GDB shall terminate on the first anniversary of the date on which such party ceases to own, directly or indirectly, more than 2% of the outstanding Shares of the Corporation, except that such party shall continue to be bound by the provisions of Section 2.5 until the first anniversary of the date on which the party ceases to own any Shares of the Corporation.

            4.11 Construction. When necessary, the masculine shall include the feminine or neuter and the singular shall include the plural and vice versa.

            4.12 Binding Effect; Successors and Assigns; Third-Party Beneficiaries.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or transfer by merger or otherwise any of its rights or obligations under this Agreement without the written consent of the other parties hereto and compliance with


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applicable laws and regulations; provided, however, that such restriction shall not prohibit either GTE or Popular, Inc. from engaging in a merger with any third party; provided further, however, that PRTA may assign its rights hereunder to GDB and that no such assignment shall have the effect of being a delegation of duties or an assumption of any obligations of PRTA.

                  (b) Nothing in this Agreement shall be deemed to create any right with respect to any Person that is not a party to this Agreement; provided, that, any subsidiary of the Corporation may enforce the Corporation's rights hereunder; and provided, further, that, so long as PRTA or any other Puerto Rico Entity owns or controls at least 10% of the shares of capital stock of the Corporation, PRTA or such Puerto Rico Entity shall be deemed third-party beneficiaries of this Agreement and shall be entitled to enforce the provisions hereof for the benefit of the Corporation, including but not limited to Section 2 hereof, directly, without first making demand upon the Corporation to do so.

            4.13 Equitable Relief. Each of the parties hereto acknowledges that the other parties will be irreparably damaged and will have no adequate remedy at law in the event of a breach or threatened breach of obligations hereunder and shall be entitled to such equitable and injunctive relief as may be


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available to restrain a violation of, or threatened violation of, or to specifically enforce, this Agreement. Nothing herein shall be deemed to preclude any party from pursuing any other remedies available under this Agreement or otherwise to such party for such breach or threatened breach, including the recovery of damages.

            4.14 Fees; Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisers and accountants.

            4.15 Submission to Jurisdiction; Venue.

                  (a) Any legal action or proceeding with respect to this Agreement shall be brought in the United States District Court for the District of Puerto Rico (by way of summary judgment in lieu of complaint if procedure so permits) or, if such court lacks subject matter jurisdiction, in the courts of Puerto Rico situated in San Juan. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof


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by private courier or delivery service to such party at its address set forth in
Section 4.1, such service to become effective 5 days after sending such copies. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  (b) Each of the parties hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Neither PRTA nor GDB are entitled to sovereign immunity in connection with any dispute under this Agreement, including but not limited to sovereign immunity from process, suit, jurisdiction, judgment and execution, with the exception of immunity from prejudgment attachment. PRTA shall provide to the Corporation an opinion of counsel reasonably satisfactory to the Corporation as to such status.

            4.16 Right to Enforce. This Agreement shall be enforceable by (i) the Corporation, (ii) the Purchaser on behalf of the Purchaser Group, and (iii) PRTA and GDB on behalf of the Puerto Rico Entities.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    TELECOMUNICACIONES DE PUERTO RICO,
                                    INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    GTE HOLDINGS (PUERTO RICO) LLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    GTE INTERNATIONAL
                                    TELECOMMUNICATIONS INCORPORATED

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    GTE CORPORATION

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    POPULAR, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                   GOVERNMENT DEVELOPMENT BANK FOR
                                   PUERTO RICO

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


                                   PUERTO RICO TELEPHONE AUTHORITY

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   SCHEDULE 1

                                   PUERTO RICO
                   EXISTING OPERATIONS AND EXCLUDED ACTIVITIES

1. Provision of air to ground and ground to air communications services by GTE Airfone(R) and other related services provided pursuant to any agreement or alliance between GTE Airfone (or its successors and assigns) and any airline.

2. Sales and services to U.S. government and U.S. governmental agencies, including U.S. military authorities.

3. Technical, engineering, supply and other services, including network monitoring, provided by subsidiaries, divisions and Affiliates of GTE Corporation, including without limitation GTE Government Systems, GTE Intelligent Network Systems, GTE Supply, GTE Laboratories and BCT.Telus Communications, Inc.

4. Data processing, systems sales, installation and related services provided by subsidiaries, divisions and Affiliates of GTE Corporation, including without limitation GTE Network Systems, GTE Communications Corporation and GTE Data Systems, excluding data transmission.

5. Provision of call delivery roaming services, roamer administration services, fraud identification and control services, anti-cloning and related services incidental to the operation of wireless communications systems including without limitation by GTE Telecommunication Services Incorporated, but not operating a wireless business.

6. Performance of obligations relating to cable television broadcasting and content under contracts with Americast, DIRECTV and USSB as in effect on the date of the Purchase Agreement.

7. Internet service offered by GTE's subsidiaries, divisions and Affiliates, including without limitation GTE Internetworking and its Affiliates, including dial up service (excluding dial up service for businesses and residences located in Puerto Rico), Web-hosting, network security, virtual private networks and other value-added services related to the Internet.

8. Continuation, to the extent of scope and size on the date of the Stock Purchase Agreement of CODETEL business activities in Puerto Rico.

9. Investment in, and provision of services to and by, a joint venture of the Corporation (or PRTC), VNU World Directories and GTE Directories to publish yellow pages and white pages directories.

10. Delivery of long distance calls to Puerto Rico by GTE Corporation and its subsidiaries, divisions and Affiliates, including without limitation, CODETEL (Dominican Republic), CANTV (Venezuela), CTI Holdings S.A. (Argentina) and BC TEL and Quebec Telephone (Canada) and BCT.Telus Communications, Inc.'s Affiliate Stentor.

11. Card services, including prepaid calling cards and affinity credit cards provided by GTE Corporation, its subsidiaries, divisions and Affiliates and not targeted specifically or exclusively to Puerto Rico.

12. Ownership of shares of the Corporation or its Affiliates in pension trusts.

13. The rendering of any international or national long distance services in order to meet the needs of a residential or business customer seeking services from Puerto Rico or global network services so long as such activities are initiated only upon the specific request of such customer and are rendered exclusively to such customer and GTE Corporation has made commercially reasonable efforts to encourage such customer to utilize the Company.

14.   Such other activities as may be mutually agreed by Purchaser and PRTA.


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